Blue Sphere Corporation S-1/A

Exhibit 10.10

AMENDMENT TO THE SHARE PURCHASE AGREEMENT DATED May 14 2015

By and between

Bluesphere Pavia S.r.l., (formerly Bluesphere Itala S.r.l.) a limited liability company incorporated and existing under the laws of Italy, having its registered office at Corso G. Matteotti, 1, 20122 — Milan, Italy, Italian Tax Code and VAT No. 09084920967, represented by Mr. Roy Amitzur, born in [] on [], acting as director duly empowered for the purposes hereof by resolution of the board of directors dated 1 December 2015 (hereinafter referred to as the “BUYER”);

- on one side -

and

Volteo Energie S.p.A.,., incorporated and existing under the laws of Italy, having its registered office at Via Privata Bensi Giovanni 12/3, 20152 — Milan, Italy, Italian Tax Code and VAT No. 06375370969, represented by Flavio Raimondo, duly authorized by resolution of the Board of Directors of May 13, 2015, duly empowered for the purposes hereof (hereinafter referred to as the “VOLTEO”);

Agriholding S.r.l., a company incorporated and existing under the laws of Italy, having its registered office at Via Durini 27, 20122 - Milan, Italy, Italian Tax Code and VAT No. 07447890968, represented by Mr. Davide Longo, born in Vigevano (PV), Italy on April 11th, 1962, acting as legal representative, duly empowered for the purposes hereof (hereinafter referred to as “AGRIHOLDING”);

Overland S.r.l., a company incorporated and existing under the laws of Italy, having its registered office at Via del Carmine 2/A, 27029 - Vigevano (PV), Italy, Italian Tax Code and VAT No. 01926930189, represented by Mr. Luca Brindisi, born in Vercelli on (VC), Italy on October 29th, 1975, acting as legal representative, duly empowered for the purposes hereof (hereinafter referred to as “OVERLAND”);

(hereinafter, VOLTEO, AGRIHOLDING and OVERLAND, collectively referred to as the “SELLERS”);

- on the other side -

(hereinafter, the BUYER and the SELLERS, collectively referred to as the “PARTIES” and individually as the “PARTY”).

WHEREAS:

A.

on May 14, 2015 the Parties entered into a Share Purchase Agreement (hereinafter the “SPA”) for the sale and purchase of 100% of the share capital of Agricerere S.r.l. societa agricola, Agrielektra S.r.l. societa agricola, Agrisorse S.r.l. societa agricola, societa agricola Gefa S.r.l. (hereinafter, Agricerere, Agrielektra, Agrisorse and Gefa, collectively referred to as the “SPVs”);

B.

by written communication dated July 3151 VOLTEO, on behalf of the SELLERS, informed BUYER that on July 15, 2015 in the plant owned by Agricerere (hereinafter the “TROMELLO PLANT”) the trench and the digestate tank had been seized by order of the Public Prosecutor Office of Pavia and a criminal process for violation of Article 256, lg paragraph of DLGS 152/2006 had been started against the legal representative of Agricerere, Mr. Raffaele Vanni;

C.

subsequently, the Public Prosecutor has authorized the performance of certain works on the TROMELLO PLANT indicated by his appointed expert to solve the leakage problems allegedly causing pollution of the ground (the “PUBLIC PROSECUTOR WORKS”)

D.

the PUBLIC PROSECUTOR WORKS have been completed during November 2015 and Agricerere obtained the release of the seizure, therefore the TROMELLO PLANT’s tank and trench are no more under seizure;

E.

Under Italian Law, the contravention contemplated by Article 256, 1st paragraph of D.LGS 152/2006 and contested against the legal representative of AGRICERERE (the “TROMELLO CRIMINAL CASE”), can be extinguished with the payment of a fine (“oblazione”) (circumstances under recitals B, C, D and E to be referred to as the “TROMELLO SITUATION”);

F.

the Pavia Province during 2013 and 2015 performed some inspections on the plants owned by the four SPVs and it served the following notices (collectively, the “PROVINCE NOTICES”):

1.

to Agricerere:

(a)

notice no. 3/2014, issued on February 21, 2014 (copy of which is attached hereto as Exhibit F.1(a), accordingly to the inspection carried out on September 30, 2013, as described under report AMBVI / 2013/1172. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled;

(b)

notice no. 16/2015, issued on August 25, 2015 (copy of which is attached hereto as Exhibit F.1(b), accordingly to the inspection carried out on August 25, 2015, as described under report no. 633. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled and requested the performance of certain works;

(c)

notice no. 17/2015, issued on August 25, 2015 (copy of which is attached hereto as Exhibit F.1(c), accordingly to the inspection carried out on August 25, 2015, as described under report no. 633. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled and requested the performance of certain works;

(d)

notice no. 18/2015, issued on August 25, 2015 (copy of which is attached hereto as Exhibit F.1(d), accordingly to the inspection carried out on August 25, 2015, as described under report no. 633. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled and requested the performance of certain works;

2.

to Agrisorse:

(a)

notice no. 4/2014, issued on February 21, 2014 (copy of which is attached hereto as Exhibit F.2(a), accordingly to the inspection carried out on September 30, 2013, as described under report AMBVI / 2013/1170. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled ;

(b)

notice no. 12/2015, issued on August 13, 2015 (copy of which is attached hereto as Exhibit F.2(b), accordingly to the inspection carried out on August 12, 2015, as described under report no. 616. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled and requested the performance of certain works;

(c)

notice no. 13/2015, issued on August 13, 2015 (copy of which is attached hereto as Exhibit F.3(c), accordingly to the inspection carried out on August 12, 2015, as described under report no. 616. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled and requested the performance of certain works;

(d)

notice no. 14/2015, issued on August 13, 2015 (copy of which is attached hereto as Exhibit F.2(d), accordingly to the inspection carried out on August 12, 2015, as described under report no. 616. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled and requested the performance of certain works;

(e)

notice no. 15/2015, issued on August 13, 2015 (copy of which is attached hereto as Exhibit F.2(e), accordingly to the inspection carried out on August 12, 2015, as described under report no. 616. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled and requested the performance of certain works;

(f)

According to the abovementioned notices under recital F paragraph 2 (b), (c), (d) and (e), on August 28, 2015 the Pavia Province issued a notice of initiation of a proceeding against Agrisorse under Articles 167 and 181 of Legislative Decree no. 42/2004, for some alleged breach of the relevant applicable law (copy of which is attached hereto as Exhibit F.2(fl(i). Accordingly, a request for a declaration of landscape compatibility was filed by Agrisorse On October 30, 2015 (record no. 71908) (copy of which is attached hereto as Exhibit F.2(f)(ii). The Pavia Province replied on November 17, 2015 (record no. 75870), informing Agrisorse about the beginning of landscape compatibility certification procedure (copy of which is attached hereto as Exhibit F.2(f)(iii) 3.to GEFA:

(a)

notice no. 19/2015, issued on August 25, 2015 (copy of which is attached hereto as Exhibit F.3(a), accordingly to the inspection carried out on August 12, 2015, as described under report no. 634. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled and requested the performance of certain works;

(b)

notice no. 20/2015, issued on August 25, 2015 (copy of which is attached hereto as Exhibit F.3(b), accordingly to the inspection carried out on August 12, 2015, as described under report no. 634. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled and requested the performance of certain works;

(e)

notice no. 21/2015, issued on August 26,2015 (copy of which is attached hereto as Exhibit F.3(c), accordingly to the inspection carried out on August 12, 2015, as described under report no. 634. This notice assessed a fine to be paid for the total amount of EUR 682.15, entirely settled

4.

Some of the works requested by the Pavia Province, as detailed in Exhibit F.4, have been ordered but not yet been completed (the “UNFINISHED PROVINCE WORKS”);

G.

the Gestore dei Servizi Energetici - GSE S.p.A. (the “USE”):

1.

on June 23, 2015 performed an inspection on the TROMELLO PLANT, informing Agricerere of the initiation of a process of control pursuant to art. 42 of Legislative Decree no. 28/2011 and art. 1 of the Ministerial Decree 31 January 2014;

2.

on October 19, 2015 served Agricerere a notice (copy of which is attached hereto as Exhibit G.2 the “GSE NOTICE”) which refers that the findings of the inspection revealed that the TROMELLO PLANT was allegedly built in violation of the Autorizzazione Unica, in contradiction with what referred by Agricerere to the GSE on January 4, 2013 (G3E / A20130001150), therefore inviting Agricerere to provide written informations and documents, and the Pavia Province to communicate whether or not the Autorizzazione Unica has to be considered valid and effective yet, despite the findings above, specifying whether or not variations performed by Agricerere are to be considered substantial.

H.

on November 6, 2015 Agricerere replied to the GSE NOTICE, explaining why variations performed are not to be considered substantial and, therefore, not to have occurred in a violation of Autorizzazione Unica (copy of which is attached hereto as Exhibit H).

I.

notwithstanding all the above, BUYER confirms its intention to purchase from the SELLERS and SELLERS to sell to BUYER the SHARES;

J.

in consideration of the above recitals, the Parties desire to amend and supplement the SPA in order to cover and better regulate their relationship under the SPA also in light of the situations described in the previous recitals;

K.

the PARTIES wish to perform the CLOSING today.

NOW, THEREFORE, in consideration of the above recitals the Parties agree as follows

SECTION 1— AMENDMENTS TO DEFINITIONS

A. The following definitions contained in Article 1 of the SPA are hereby amended and restated as follows:

NET ASSETS	The net assets of each SPV as indicated and to be calculated according to the format attached hereto as Exhibit 1.01.c. For clarity sake, (i) as a general rule VAT receivables other than VAT relevant to LAST HARVEST INVOICES shall be excluded from the net assets value calculation 00 any outstanding balance(principal and interest) of the debts rescheduling agreements regarding trade payables towards OVERLAND and the entities controlled by AGRIHOLDING enclosed as Exhibit 8.01.10.c shall be computed (WITHOUT DUPLICATION) among the liabilities for calculation of the net assets value and (iii) the minimum required net assets value for each SPVs shall be at least EUR 409.000,00 (four hundred nine thousand/00) (hereinafter the “MINIMUM REQUIRED NET ASSETS”)

B. The following definition is added to those contained in Article 1 of the SPA:

PAYABLE	Euro 222,754.00 the overall net amount of

EXTRAORDINARY COSTS	EXTRAORDINARY COSTS payable as at Closing Date

LAST HARVEST INVOICES” TROMELLO CRIMINAL CASE

The invoices for services and feedstock in July/August/September/October 2015 and relevant to the harvest 2015/2016, irrespective whether or not such invoices have been paid by the SPVs

The criminal case involving the legal representative of Agricerere, Mr. Raffaele Vanni for violation of Article 256, 1st paragraph of DLGS 152/2006 in the TROMELLO PLANT (Public Prosecutor Office of Pavia n. NRGNR n. 214/2015)

“VOLTEO RETENTION”	The overall amount of Euro 567,142.00

SECTION 2 — AMENDMENTS TO THE PURCHASE PRICE

A.

The wording of Article 3.02 (b) of the SPA is hereby amended and restated as follows:

“(b) the balance equal to the AGREED PURCHASE PRICE, less the ADJUSTED CLOSING PAYMENT and less 50% (fifty per cent) of the SPECIAL CREDIT (hereinafter referred to as the “BALANCE”), or the different amount that will result from the application of adjustment mechanism provided for in Article 3.03. (hereinafter referred to as the “DEFERRED PAYMENT”), shall be paid on the third anniversary of the CLOSING DATE (hereinafter referred to as the “DEFERRED PAYMENT MATURITY DATE”) and it shall be reflected in three notes, one for each SELLER in a form substantially in line with the text of the Exhibit 3.02.(b) bearing interest at annual rate of 2% (two per cent), to be delivered by BUYER to each relevant SELLERS as provided for by Article 3.03. below (hereinafter referred to as the “NOTES”)”

B.

The wording of the first two paragraphs of Article 3.03 of the SPA is hereby amended and restated as follows (paragraphs 3.03.1 — 3.03.4, inclusive, remain unchanged):

“The PARTIES in view of SELLER’s commitment, indicated in Article 3.01. above, to guarantee the BL EBITDA and the EQUITY IRR TARGET for the period of 18 months frolp the CLOSING DATE (hereinafter referred to as the “ADJUSTMENT PERIOD”), have agreed on the following adjustment mechanism regarding the DEFERRED PAYMENT.

The DEFERRED PAYMENT shall be adjusted on the basis of the AA EBITDA versus the BL EBITDA for the same period, according to the mechanism described hereinafter. The PARTIES agree that for the purpose of this Article 3.03. the following items shall not be deducted from the cash revenues and shall be added back for the purpose of the calculation of the AA EBITDA: all fees and remunerations directly or indirect paid to BUYER or any of his affiliates or related parties. The EXTRAORDINARY COSTS already computed in the NET ASSETS calculation shall also be excluded from the calculation of the AA EBITDA”.

SECTION 3 — AMENDMENTS TO CONDITION PRECEDENT CLAUSE

A.

The following provision is added after Article 4.04:

“4.05 The PARTIES, in consideration of the fact that Battu. IMI S.p.A. expressed its consent to the change of control, subject to certain conditions, including without limitation, the reconstitution of the DSRA amounts for each SPV as provided in the FINANCING AGREEMENT (the “DSRA AMOUNT”) agree that BUYER shall be responsible to reconstitute at CLOSING the DSRA AMOUNT in the DSRA Account of each of the four SPVs”

SECTION 4 — AMENDMENTS TO THE CLOSING CLAUSE

A.

At the end Article 6.02.a of the SPA, the following wording is added:

“b. each SELLER shall:

(omissis)

(iv) deliver to the BUYER the duly executed corporate guarantee regarding the indemnity for the TROMELLO DAMAGES and GARLASCO DAMAGES in the text attached hereto under Exhibit 6.02.a (iv)”

B.

The wording of Article 6.02.b (i) of the SPA is hereby amended and restated as follows:

“b. the BUYER shall:

(i)

pay the ADJUSTED CLOSING PAYMENT to the SELLERS as follows:

(x) to VOLTEO 70% of the amount of the ADJUSTED CLOSING PAYMENT less the VOLTEO RETENTION less 70% of 50% of the Bank waiver fee and Bank’s lawyers fee;

(y) to AGRIHOLDING 20% of the amount of the ADJUSTED CLOSING PAYMENT less 20% of 50% of the Bank waiver fee and Bank’s lawyers fee;;

(z) to OVERLAND 10% of the amount of the ADJUSTED CLOSING PAYMENT less 10% of 50% of the Bank waiver fee and Bank’s lawyers fee;.”

Paragraphs (ii), (iii), (iv) and (v) remain the same.

(vi) deliver to VOLTEO irrevocable bank transfers ordered by each SPV for the payment, by December 31st 2015, of VOLTEO RETENTION less the PAYABLE EXTRAORDINARY COSTS. For clarity sake, the aggregate amount of the irrevocable bank transfer is euro 315,194,00 The bank transfer will be conditioned to receipt of the payment by the GSE of the invoice regarding the production of September 2015 .

C.

At the end of Article 6.02 (b), the following wording is added:

“c. VOLTEO shall deliver a duly executed indemnity letter regarding the consequences deriving from the law suit introduced by Noe Scavi S.r.l. according to the text attached hereto under Exhibit 6.02.c”

D.

Exhibit 6.02.a(iv) and Exhibit 6.02.c are attached to this AMENDMENT Exhibit 6.02.a(iv) and Exhibit 6.02.c.

SECTION 5 - CLOSING PAYMENTS AND AMENDMENTS

TO CLOSING PAYMENT ADJUSTMENTS

A.

The Parties agree that the PRE-CLOSING NET ASSETS CALCULATION for the four SPVs is reflected in Exhibit 7.02 and that therefore: (i) no negative NET ASSET DIFFERENCE exist, subject to adjustment upon FINAL CLOSING NET ASSETS CALCULATION; and that (ft) any excess or shortfall of the FINAL CLOSING NET ASSETS CALCULATION compared with MINIMUM REQUIRED NET ASSETS, will be paid by BUYER or by SELLERS, as the case may be, pursuant to Article 7.06.

B.

The wording of Article 7.06 of the SPA is hereby amended and restated as follow:

“7.06 The PARTIES agree that: (A) in the event the FINAL CLOSING NET ASSETS CALCULATION is higher than the MINIMUM REQUIRED NET ASSETS, then the excess will be added to the DEFERRED PAYMENT and paid accordingly to SELLERS; (B) in the event the FINAL CLOSING NET ASSETS CALCULATION is lower than the MINIMUM REQUIRED NET ASSETS, then the excess will be deducted by BUYER from the DEFERRED PAYMENT.”

SECTION 6 — AMENDMENTS TO VAT CREDIT CLAUSE

A.

The wording of Article 7.07 of the SPA containing a mistake is hereby amended and restated as follows:

“7.07 The PARTIES agree that the VAT ADVANCE mechanism provided for in following Article 7.10 will be triggered only in the event the aggregate amount of the ADJUSTED CLOSING PAYMENT for the four SPVs is lower than 2,140,000.00 (two million one hundred forty thousand/00) (hereinafter the “TRIGGERING AMOUNT”).

B.

The PARTIES acknowledge that: (i) the amounts of the ADJUSTED CLOSING PAYMENTS resulting from the SPA and this AMENDMENT do not trigger the VAT ADVANCE mechanism and that therefore Article 7.07 and 7.10 shall not apply; (ii) SELLERS will retain their rights to the SHAREHOLDERS ADDITIONAL CONSIDERATION.

C.

The wording of Article 7.08 of the SPA is hereby amended and restated as follows

“7.08 SELLERS represent and warrants that Exhibit 7.08. correctly represents (i) the amount of the VAT credit for which reimbursement has been requested for each SPV as well as the VAT reimbursement received in September 2015, (ii) the amount of VAT bank loans net of the reimbursement done by the SPV based on the VAT reimbursement received in September 2015, (Hi) the 2014 VAT credit for which the reimbursement still has to be requested, (iv) the VAT credit relating the LAST HARVEST INVOICES (included in the NET ASSET CALCULATION) and (v) the VAT credit as of September 30th 20I5and that all documents and surety necessary to obtain the reimbursement have been properly filed.. SELLERS represent and warrant that the 4 (four) SPVs shall have an overall non-financed VAT credits, net of VAT credit relating the LAST HARVEST INVOICE, for which reimbursement have to be requested, as specified in Exhibit 7.08, (hereinafter referred to as the “EXCESS VAT CREDIT”) and shall to be included in the overall 2015 tax declaration. BUYER shall either (i) cause each SPV as soon as technically feasible to file the reimbursement request for the EXCESS VAT CREDIT and procure the necessary surety to be filed together with the reimbursement request and provide SELLERS with a copy of the EXCESS VAT CREDIT reimbursement requests once filed or (H) cause each SPV as soon as technically feasible to execute the necessary documents/certifications in order to use the EXCESS VAT CREDIT to set off other taxes or any other offsettable taxes, duties and/or contributions .”

D.

The wording of Article 7.09 of the SPA is hereby amended and restated as follows

“7.09 In light of the representation made in Article 7.08 above, the PARTIES agree that

(a)

As of the closing date each SPV will have a trade debt towards VOLTEO only for the outstanding amount of VOLTEO’s trade receivables specified in the Exhibit 7.09.(a)..

The amount of VOLTEO OUTSTANDING TRADE RECEIVABLES shall be equal to the amount of the VOLTEO RETENTION less the PAYABLE EXTRAORDINARY COSTS and it will be paid to VOLTEO by December 31st, 2015 subject to the payment by the GSE of the invoice regarding the production of the month of September 2015 whose payment has been delayed for technical reasons

(b)

the BUYER agrees to pay to the SELLERS as additional consideration for the sale of the SHARES an amount equal to the quota of the EXCESS VAT CREDIT to be allocated to each of the SELLERS according to their respective share participation in each SPV (hereinafter the “SHAREHOLDERS ADDITIONAL CONSIDERATION”);

(c)

the payment by the BUYER of the SHAREHOLDERS ADDITIONAL CONSIDERATION (0 is linked and subject to the reimbursement of the EXCESS VAT CREDIT to each relevant SPV and the availability of said funds, (ii) shall be made pro-rata and pari passu to each of the SELLERS , (ii) according to the provisions of Article 7.10. to 7.14, as applicable.

E.

Exhibit 7.09 (a) of the SPA is replaced by the document enclosed herewith as Exhibit 6D that will become the new Exhibit 7.09 (a).

F.

The wording of Articles 7.11, 7.13 and 7.14 is hereby amended and restated as follows:

“7.11

BUYER undertakes: (a) to pay the SHAREHOLDERS ADDITIONAL CONSIDERATION, complying with the applicable commitments under the FINANCING DOCUMENTS, pad passu with the proceeds of the VAT credit reimbursements after payment of the VAT BANK LOANS (principal and interests matured thereon) and in any case no later than 90 days from the payment of the VAT reimbursements to each relevant SPV

7.13

In the event all or part of SHAREHOLDERS ADDITIONAL CONSIDERATION have not been paid at DEFERRED PAYMENT MATURIY DATE, BUYER shall, pay the outstanding balance as soon the proceeds from the reimbursement of the EXCESS VAT CREDIT are received and they become available.

7.14

In the event that after DEFERRED PAYMENT MATURITY DATE there is still a balance SHAREHOLDERS ADDITIONAL CONSIDERATION to be paid, the SELLERS undertake (i) to waive, respectively and as applicable, any balance of SHAREHOLDERS ADDITIONAL CONSIDERATION if the EXCESS VAT CREDIT reimbursement is not sufficient to cover the outstanding balance of the SHAREHOLDERS ADDITIONAL CONSIDERATION, provided that at SELLERS’ request and costs, BUYER undertakes to cause any relevant SPV to challenge in the appropriate venues any Tax Authority ruling that reduces the amount of the EXCESS VAT CREDIT reimbursed; in such case the SELLERS’s waiver will be made according to the decision, and 00 to waive, respectively and as applicable, any balance of the SHAREHOLDERS ADDITIONAL CONSIDERATION if the entire EXCESS VAT CREDIT has not been reimbursed within the seventh anniversary of the DEFERRED PAYMENT MATURITY DATE.

G.

The following provision shall be added after Article 7.14:

“7.15

BUYER shall send to each SELLER every 3 (three) months a written up-date report on the EXCESS VAT CREDIT situation of the SPVs”

SECTION 7 — AMENDMENT TO THE REPRESENTATIONS AND WARRANTIES CLAUSE

A.

The wording of Article 8.01.16 of the SPA is hereby amended and restated as follows:

“8.01.16 Validity of contracts. The plants, building, structures, fixtures and improvements on land owned by each SPV conform to all applicable laws and regulations including, without limitation, zoning and building laws and regulations, environmental laws, and with the exception of the TROMELLO SITUATION, PROVINCE NOTICES and GSE NOTICE no notice of violation relating to the same has been threatened to or received by any SPV and no grounds exist and there is no basis in fact for the assessment of any violation thereof.”

B.

The wording of Article 8.01.21 of the SPA is hereby amended and restated as follows:

“8.1.21 Litigation. Except for the law suit instituted by Noe Scavi S.r.l., the criminal case regarding TROMELLO PLANT, PROVINCE NOTICE and GSE NOTICE, there is no claim, action, suit or arbitration, before any court, administrative or regulatory body, arbitration panel, or any governmental agency, threatened or pending against any of the SPV. There is no claim, action or proceeding now pending or threatened before any court, administrative or regulatory body, arbitration panel, or any governmental agency, which will, or could, prevent or hamper the consummation of the transactions contemplated by this AGREEMENT.”

C.

The wording of Article 8.01.22 of the SPA is hereby amended and restated as follows:

“8.01.22

Licenses and permits. The licenses, permits and authorizations held by the SPVs are valid and in full force and effect, in compliance with all applicable laws. The SELLER is not aware of any reasons for the suspension, revocation or cancellation, in whole or in part, of the licenses, permits and authorizations relating to the SPV plants. The SPVs hold any and all licenses, permits and authorizations required for the lawful performance of their business and they are being and have been complied with at all times. In particular, the SPVs with the exception of the PROVINCE NOTICES and GSE NOTICE, are in compliance with all the requirements of the various permits which were required to build, operate and sell the eleetticity produced.”

D.

3The wording of Article 8.01.23 of the SPA is hereby amended and restated as follows:

“8.01.23

Compliance. To the SELLER knowledge, the SPVs conduct and have conducted their business and operations in full compliance with applicable mandatory laws, regulations and administrative authorizations. With the exception of the TROMELLO CRIMINAL CASE, no crimes have been committed nor conducts have been carried out by any persons, for the benefit or in the interest of the SPVs, as a consequence of which the SPVs may incur any sanctions pursuant to Legislative Decree 231/2001.”

SECTION 8 — AMENDMENT TO THE INDEMNIFICATION OBLIGATIONS CLAUSE

A.

The following provisions shall be added after Article 9.16 of the SPA:

“9.17

BUYER and VOLTEO acknowledge and confirm that the limitations, exceptions and thresholds provided for by this Article 9 do not apply to VOLTEO’s indemnification obligations concerning the Noe Scavi S.r.l. law suit, which is regulated by the indemnity letter attached hereto under Exhibit 6.02.c.

9.18

The PARTIES acknowledge and confirm that the limitation, exceptions and thresholds provided for by this Article 9 do not apply to the indemnification obligations concerning the TROMELLO DAMAGES and the GARLASCO SITAUTION.

9.19

Anything to the contrary notwithstanding, OVERLAND and AGRIHOLDING shall not be liable under this Contract nor at any different title whatsoever in respect to costs, damages and liabilities airing out of the Noe Scavi S.r.l. law suit or other claims by Noe Scavi S.r.l. which will be a responsibility of VOLTEO and not of OVERLAND or AGRIHOLDING.

SECTION 9 —SPECIAL PROVISIONS REGARDING TROMELLO

A.

After Article 11 of the SPA the following Article 12 shall be added:

“ARTICLE 12

SPECIAL PROVISIONS REGARDING TROMELLO

12.1

TROMELLO PENALTY. In the event that by March 31st 2016 the plea bargain regarding the TROMELLO CRIMINAL CASE has not been approved and the fine paid BUYER is entitled to receive a penalty of Euro 100,000.00 (the “TROMELLO PENALTY”). The amount of the TROMELLO PENALTY shall be deducted from the amount of the DEFERRED PAYMENT.SELLERS undertake to assist BUYER and AGRICERE, and BUYER shall cause AGRICERERE to cooperate with SELLERS, with the management of the administrative aspects of the TROMELLO SITUATION with the Provincia of Pavia.

12.2

TROMELLO AND GARLASCO INDEMNITY GUARANTY. At CLOSING, OVERLAND and, AGRIHOLDING shall deliver and VOLTEO shall cause Gruppo Waste Italia S.p.A. to deliver a corporate guarantee pro-quota to guarantee the indemnification of any damage or negative consequence that may be originated to AGRICERERE (and indirectly to BUYER) in connection with the TROMELLO SITUATION (the “TROMELLO DAMAGES”) and to AGRISORSE (and indirectly to BUYER) in connection with and originated by the notice sent by the Pavia Province specified in Recital F.2 (f) above (the “GARLASCO DAMAGES”), in the format attached hereto under Exhibit 6.02 (a) (iv) .

SECTION 10 — ACKNOWLEDGMENT OF THE AMOUNT OF THE CLOSING PAYMENTS —
SUBSEQUENT PAYMENTS

A.

The Parties acknowledge that the ADJUSTED CLOSING PAYMENTS resulting from the SPA and this AMENDMENT are the following:

	Agricerere S.r.l. (1)	Agrielektra S.r.l. (2)	Agrisorse S.r.l. (3)	Gefa S.r.l. (4)	Total (D+(2)+(3)+(4)
50% AGREED PURCHASE PRICE	700,000	700,000	700,000	700,000	2,800,000
50% SPECIAL CREDIT	50,000	50,000	50,000	50,000	200,000
NET ASSETS ADJUSTMENT pursuant to Article 7.02	0	0	0	0	0
	650,000	650,000	650,000	650,000	2,600,000

B.

The Parties agree the following allocation of the payments by BUYER to SELLERS:

i.

The DEFERRED PAYMENT will be allocated as consideration for the assignment of the SELLERS’ shareholders loans referred to under Article 3.01 of the SPA

ii.

Any other payments provided for under the SPA — including but not limited to the SHAREHOLDERS ADDITIONAL CONSIDERATION — will be allocated as consideration of the SHARES

SECTION 11— GENERAL

A.

To the extent not expressly amended hereby, the SPA remains in full force and effect in accordance with its terms.

B.

This Amendment sets forth the entire agreement and understanding of the PARTIES relating to the subject matter herein and merges all prior or contemporaneous discussions between them.

C.

This Amendment may be executed in four or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS THEREOF, the PARTIES hereto have signed this AMENDMENT and its Enclosures on December __ 2015 in Milan.

/s/ BlueSphere Pavia S.r.l.

BlueSphere Pavia S.r.l.

/s/ Volteo Energie S.p.A.

Volteo Energie S.p.A.

/s/ Agriholding S.r.l.

Agriholding S.r.l.

/s/ Overland S.r.l

Overland S.r.l